                                                                     EXHIBIT 4.4

                               Borrower's Taxpayer Identification No. 95-4597937

                             REVOLVING CREDIT NOTE


$96,250,000                                                      October 6, 1997
                                                       Charlotte, North Carolina


     FOR VALUE RECEIVED, PETERSEN PUBLISHING COMPANY, L.L.C., a Delaware limited liability company (the "Borrower"), hereby promises to pay to the order of

     FIRST UNION NATIONAL BANK (the "Lender"), at the offices of First Union National Bank (the "Administrative Agent") located at One First Union Center, 301 South College Street, Charlotte, North Carolina (or at such other place or places as the Administrative Agent may designate), at the times and in the manner provided in the Credit Agreement, dated as of October 6, 1997 (as amended, modified or supplemented from time to time, the "Credit Agreement"), among The Petersen Companies, Inc., the Borrower, the Lenders from time to time parties thereto, First Union National Bank, as Administrative Agent, and CIBC Inc., as Documentation Agent, the principal sum of

     NINETY-SIX MILLION TWO HUNDRED-FIFTY THOUSAND DOLLARS ($96,250,000), or such lesser amount as may constitute the unpaid principal amount of the Revolving Loans made by the Lender, under the terms and conditions of this promissory note (this "Revolving Credit Note") and the Credit Agreement. The defined terms in the Credit Agreement are used herein with the same meaning. The Borrower also unconditionally promises to pay interest on the aggregate unpaid principal amount of this Revolving Credit Note at the rates applicable thereto from time to time as provided in the Credit Agreement.

     This Revolving Credit Note is one of a series of Revolving Credit Notes referred to in the Credit Agreement and is issued to evidence the Revolving Loans made by the Lender from time to time pursuant to the Credit Agreement.
All of the terms, conditions and covenants of the Credit Agreement are expressly made a part of this Revolving Credit Note by reference in the same manner and with the same effect as if set forth herein at length, and any holder of this Revolving Credit Note is entitled to the benefits of and remedies provided in the Credit Agreement and the other Credit Documents. Reference is made to the Credit Agreement for provisions relating to the interest rate, maturity, payment, prepayment and acceleration of this Revolving Credit Note.

     In the event of an acceleration of the maturity of this Revolving Credit Note, this Revolving Credit Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

     In the event this Revolving Credit Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

     This Revolving Credit Note shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of North Carolina. The Borrower hereby submits to the nonexclusive jurisdiction and venue of the federal and state courts located in Mecklenburg County, North Carolina, although the Lender shall not be limited to bringing an action in such courts.

     IN WITNESS WHEREOF, the Borrower has caused this Revolving Credit Note to be executed under seal by its duly authorized corporate officer as of the day and year first above written.


                         PETERSEN PUBLISHING COMPANY, L.L.C.


                         By:     /s/ Richard S Willis
                                --------------------------------------------

                         Title: Executive Vice President and Chief Financial
                                --------------------------------------------
                                Officer
                                -------

                               Borrower's Taxpayer Identification No. 95-4597937

                             REVOLVING CREDIT NOTE


$78,750,000                                                      October 6, 1997
                                                       Charlotte, North Carolina


     FOR VALUE RECEIVED, PETERSEN PUBLISHING COMPANY, L.L.C., a Delaware limited liability company (the "Borrower"), hereby promises to pay to the order of

     CIBC INC. (the "Lender"), at the offices of First Union National Bank (the "Administrative Agent") located at One First Union Center, 301 South College Street, Charlotte, North Carolina (or at such other place or places as the Administrative Agent may designate), at the times and in the manner provided in the Credit Agreement, dated as of October 6, 1997 (as amended, modified or supplemented from time to time, the "Credit Agreement"), among The Petersen Companies, Inc., the Borrower, the Lenders from time to time parties thereto, First Union National Bank, as Administrative Agent, and CIBC Inc., as Documentation Agent, the principal sum of

     SEVENTY-EIGHT MILLION SEVEN HUNDRED-FIFTY THOUSAND DOLLARS ($78,750,000), or such lesser amount as may constitute the unpaid principal amount of the Revolving Loans made by the Lender, under the terms and conditions of this promissory note (this "Revolving Credit Note") and the Credit Agreement. The defined terms in the Credit Agreement are used herein with the same meaning. The Borrower also unconditionally promises to pay interest on the aggregate unpaid principal amount of this Revolving Credit Note at the rates applicable thereto from time to time as provided in the Credit Agreement.

     This Revolving Credit Note is one of a series of Revolving Credit Notes referred to in the Credit Agreement and is issued to evidence the Revolving Loans made by the Lender from time to time pursuant to the Credit Agreement.
All of the terms, conditions and covenants of the Credit Agreement are expressly made a part of this Revolving Credit Note by reference in the same manner and with the same effect as if set forth herein at length, and any holder of this Revolving Credit Note is entitled to the benefits of and remedies provided in the Credit Agreement and the other Credit Documents. Reference is made to the Credit Agreement for provisions relating to the interest rate, maturity, payment, prepayment and acceleration of this Revolving Credit Note.

     In the event of an acceleration of the maturity of this Revolving Credit Note, this Revolving Credit Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

     In the event this Revolving Credit Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

     This Revolving Credit Note shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of North Carolina. The Borrower hereby submits to the nonexclusive jurisdiction and venue of the federal and state courts located in Mecklenburg County, North Carolina, although the Lender shall not be limited to bringing an action in such courts.

     IN WITNESS WHEREOF, the Borrower has caused this Revolving Credit Note to be executed under seal by its duly authorized corporate officer as of the day and year first above written.


                         PETERSEN PUBLISHING COMPANY, L.L.C.


                         By:     /s/ Richard S Willis
                                --------------------------------------------

                         Title: Executive Vice President and Chief Financial
                                --------------------------------------------
                                Officer
                                -------

                               Borrower's Taxpayer Identification No. 95-4597937

                                SWINGLINE NOTE


$10,000,000                                                      October 6, 1997
                                                       Charlotte, North Carolina


     FOR VALUE RECEIVED, PETERSEN PUBLISHING COMPANY, L.L.C., a Delaware limited liability company (the "Borrower"), hereby promises to pay to the order of

     FIRST UNION NATIONAL BANK (the "Swingline Lender"), at the offices of First Union National Bank (the "Administrative Agent") located at One First Union Center, 301 South College Street, Charlotte, North Carolina (or at such other place or places as the Administrative Agent may designate), at the times and in the manner provided in the Credit Agreement, dated as of October 6, 1997 (as amended, modified or supplemented from time to time, the "Credit Agreement"), among The Petersen Companies, Inc., the Borrower, the Lenders from time to time parties thereto, First Union National Bank, as Administrative Agent, and CIBC Inc., as Documentation Agent, the principal sum of

     TEN MILLION DOLLARS ($10,000,000), or such lesser amount as may constitute the unpaid principal amount of the Swingline Loans made by the Swingline Lender, under the terms and conditions of this promissory note (this "Swingline Note") and the Credit Agreement. The defined terms in the Credit Agreement are used herein with the same meaning. The Borrower also unconditionally promises to pay interest on the aggregate unpaid principal amount of this Swingline Note at the rates applicable thereto from time to time as provided in the Credit Agreement.

     This Swingline Note is issued to evidence the Swingline Loans made by the Swingline Lender from time to time pursuant to the Credit Agreement. All of the terms, conditions and covenants of the Credit Agreement are expressly made a part of this Swingline Note by reference in the same manner and with the same effect as if set forth herein at length, and any holder of this Swingline Note is entitled to the benefits of and remedies provided in the Credit Agreement and the other Credit Documents. Reference is made to the Credit Agreement for provisions relating to the interest rate, maturity, payment, prepayment and acceleration of this Swingline Note.

     In the event of an acceleration of the maturity of this Swingline Note, this Swingline Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

     In the event this Swingline Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

     This Swingline Note shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of North Carolina. The Borrower hereby submits to the nonexclusive jurisdiction and venue of the federal and state courts located in Mecklenburg County, North Carolina, although the Swingline Lender shall not be limited to bringing an action in such courts.

     IN WITNESS WHEREOF, the Borrower has caused this Swingline Note to be executed under seal by its duly authorized corporate officer as of the day and year first above written.


                         PETERSEN PUBLISHING COMPANY, L.L.C.


                         By:     /s/ Richard S Willis
                                --------------------------------------------

                         Title: Executive Vice President and Chief Financial
                                --------------------------------------------
                                Officer
                                -------

                                      -2-